EXHIBIT 99.1

CenturyLink Announces Debt Refinancing Initiatives

MONROE, La., Jan. 17, 2020 — CenturyLink, Inc. (NYSE: CTL) (the “Company” or “CenturyLink”) announced that it agreed on Jan. 16, 2020 to sell $1.25 billion aggregate principal amount of its newly-issued 4.000% Senior Secured Notes due 2027 (the “2027 Notes”) in a private offering that will not be registered under the Securities Act of 1933 (the “Note Offering”).

The 2027 Notes were priced to investors at par and will mature on Feb. 15, 2027.

The 2027 Notes will be unconditionally guaranteed by each of CenturyLink’s domestic subsidiaries that guarantees CenturyLink’s 2017 senior secured credit facilities, subject to the receipt of certain regulatory approvals and various exceptions and limitations. While the 2027 Notes will not be secured by any of the assets of CenturyLink, the guarantees will be secured by a first priority security interest in substantially all of the assets of certain guarantors, which assets also secure obligations under CenturyLink’s 2017 senior secured credit facilities on a pari passu basis.

CenturyLink plans to use the net proceeds from the offering to repay a portion of the indebtedness under its existing 2017 senior secured credit facilities.

The Note Offering is expected to be completed on Jan. 24, 2020, subject to the satisfaction or waiver of customary closing conditions.

CenturyLink also announced that it had received indications of interest from lenders to amend and extend its 2017 Revolving Credit Facility and Term Loan A and A-1 Facilities. CenturyLink further announced that it had initiated a process through which it plans, subject to market conditions, to amend, extend and reprice its existing 2017 Term Loan B facility. CenturyLink currently expects to effect these changes to its facilities shortly following the closing of the Note Offering. However, no assurance can be given that the changes will become effective.

The 2027 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the 2027 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The 2027 Notes will not have registration rights. This announcement will not constitute an offer to sell, or a solicitation of an offer to buy any securities, nor will there be any sale of the 2027 Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

CenturyLink (NYSE: CTL) is a technology leader delivering hybrid networking, cloud connectivity, and security solutions to customers around the world. Through its extensive global fiber network, CenturyLink provides secure and reliable services to meet the growing digital demands of businesses and consumers. CenturyLink strives to be the trusted connection to the networked world and is focused on delivering technology that enhances the customer experience.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to CenturyLink’s failure to satisfy the conditions to the initial purchasers’ obligation to consummate the Note Offering; the possibility that lenders will not be receptive to completing the above-described credit facility amendments; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in CenturyLink’s credit ratings; changes in CenturyLink’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Tracey Lucas	Mark Stoutenberg
Tracey.Lucas@CenturyLink.com	Mark.Stoutenberg@CenturyLink.com
+1 720-888-4443	+1 720-888-1662

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